CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity School Street Trust: Fidelity Limited Term Municipal Income Fund, of our report dated February 4, 1997 on the financial statements and financial highlights included in the December 31, 1996 Annual Report to Shareholders of Fidelity School Street Trust:
Fidelity Limited Term Municipal Income Fund.
We also consent to the incorporation by reference in the Registration Statement, of our report dated October 4, 1996 on the financial statements and financial highlights included in the August 31, 1996 Annual Report to Shareholders of Fidelity Union Street Trust: Spartan Intermediate Municipal Income Fund. In addition, we consent to the incorporation by reference in the Registration Statement, of our report dated October 3, 1997 on the financial statements and financial highlights included in the August 31, 1997 Annual Report to Shareholders of Fidelity Union Street Trust: Spartan Intermediate Municipal Income Fund.
We further consent to the references to our Firm under the headings "Experts" and "Financial Highlights" in the Proxy/Prospectus and to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information for Fidelity School Street Trust: Fidelity Limited Term Municipal Income Fund and Fidelity Union Street Trust: Spartan Intermediate Municipal Income Fund, which are also incorporated by reference into the Proxy/Prospectus.
/s/COOPERS & LYBRAND L.L.P
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
October 27, 1997